Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Jennifer Holmgren, Chief Executive Officer of LanzaTech Global, Inc. (the “Company”), and Sushmita Koyanagi, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:

1.The Company’s Quarterly Report on Form 10-Q for the year ended June 30, 2025, to which this Certification is attached as Exhibit 32 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 19, 2025	By:	/s/ Jennifer Holmgren
Jennifer Holmgren
Chief Executive Officer
(Principal Executive Officer)
	By:	/s/ Sushmita Koyanagi
Sushmita Koyanagi
Chief Financial Officer
(Principal Financial & Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of LanzaTech Global, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.